Exhibit 23.3

April 26, 2013

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 13, 2013, with respect to the consolidated financial statements of Technolas Perfect Vision GmbH, Munich, Germany, included in the Registration Statement (Form S-1 Amendment No. 1) of WP Prism Inc., Rochester, USA, for the registration of shares of its common stock.

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft Munich

/s/ Ralf Räpple Wirtschaftsprüfer	/s/ Sebastian Breyer Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]